ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                          INVESCO VARIABLE INVESTMENT FUNDS, INC.


      INVESCO Variable Investment Funds, Inc., a corporation organized and existing under the Corporation and Associations Law of the State of Maryland (the "Company"), hereby certifies to the Statement Department of Assessments and Taxation of Maryland that:

      FIRST: By unanimous consent effective as of August 8, 2001, the board of directors of the Company voted to change the name of INVESCO VIF - Blue Chip Growth Fund to INVESCO VIF - Growth Fund. Also, by unanimous consent effective as of August 8, 2001, the board of directors of the Company voted to liquidate and close the series of common stock designated as INVESCO VIF - Market Neutral Fund. Prior to this article, the aggregate number of shares which the Company had the authority to issue was one billion five hundred million (1,500,000,000) shares of Common Stock, with a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of fifteen million dollars ($15,000,000). Pursuant to the power granted to the board of directors, Article III, Section 1 of the Articles of Incorporation of the Company is hereby amended as follows:

                                   ARTICLE III

                                 CAPITALIZATION

      Section 1. The aggregate number of shares of stock that the Company shall have the authority to issue is one billion five hundred million (1,500,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of fifteen million dollars ($15,000,000). Such stock may be issued as full shares or as fractional shares.

      In the exercise of the powers granted to the board of directors pursuant to Section 3 of this Article III, the board of directors designated twelve series of shares of common stock of the Company as follows:

      Fund Name                                       Allocated Shares

INVESCO VIF - Growth Fund                      One hundred million (100,000,000)
INVESCO VIF - Dynamics Fund                    One hundred million (100,000,000)
INVESCO VIF - Equity Income Fund               One hundred million (100,000,000)
INVESCO VIF - Financial Services Fund          One hundred million (100,000,000)
INVESCO VIF - Health Sciences Fund             One hundred million (100,000,000)
INVESCO VIF - High Yield Fund                  One hundred million (100,000,000)
INVESCO VIF - Real Estate Opportunity Fund     One hundred million (100,000,000)
INVESCO VIF - Small Company Growth Fund        One hundred million (100,000,000)
INVESCO VIF - Technology Fund                  One hundred million (100,000,000)
INVESCO VIF - Telecommunications Fund          One hundred million (100,000,000)
INVESCO VIF - Total Return Fund                One hundred million (100,000,000)
INVESCO VIF - Utilities Fund                   One hundred million (100,000,000)

      Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares that the Company is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland Corporations and Association Law.


      SECOND: The provisions set forth in these Articles of Amendment were approved by a majority of the entire board of directors of the Company, in accordance with Section 2-605, subsection (a)(4) of the Corporations and Associations Law of Maryland.

      The undersigned Vice President of the Company, who is executing on behalf of the Company these Articles of Amendment, of which this paragraph is a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Variable Investment Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on this 8th day of October, 2001.

      These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                    INVESCO VARIABLE INVESTMENT FUNDS, INC.



                                          By:   /s/ Raymond R. Cunningham
                                                --------------------------------
                                                Raymond R. Cunningham,
                                                Vice President
[SEAL]

WITNESSED:

By:   /s/ Glen A. Payne
      ------------------------
      Glen A. Payne, Secretary


STATE OF COLORADO             )
                              )     ss
CITY AND COUNTY OF DENVER     )

      I, Ruth A. Christensen, a Notary Public in the City and County of Denver, State of Colorado, do hereby certify that Raymond R. Cunningham, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person an acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Witness my hand and official seal this 8th day of October, 2001.


                                                /s/ Ruth A. Christensen
                                                --------------------------------


Notary Public

My commission expires:  3/16/2002